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                               SUB - ITEM 77Q1(a)

The Appendix A, dated February 21, 2006, to the Master Amended and Restated By-Laws for MFS Multimarket Income Trust (the "Trust"), dated January 1, 2002 as revised June 23, 2004, is contained in the Trust's Registration Statement No. 13 (File No. 811-4975), as filed with the Securities and Exchange Commission via EDGAR on February 28, 2006, on Form N-2 under the Investment Company Act of 1940. Such document is incorporated herein by reference.